EXHIBIT 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INFINERA CORPORATION

The undersigned, Jagdeep Singh and Michael O. McCarthy, hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Infinera Corporation, a Delaware corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware under the name “Don 1, Inc.” on December 6, 2000.

3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

“ARTICLE I

The name of this corporation is Infinera Corporation (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 566,000,000 shares, each with a par value of $0.001 per share. 318,000,000 shares shall be Common Stock and 248,000,000 shares shall be Preferred Stock.

(B) Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 15,674,544 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 8,513,682 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of

5,339,166 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 28,571,427 shares. The fifth series of Preferred Stock shall be designated “Series E Preferred Stock” and shall consist of 91,901,181 shares. The sixth series of Preferred Stock shall be designated “Series F Preferred Stock” and shall consist of 12,000,000 shares. The seventh series of Preferred Stock shall be designated “Series G Preferred Stock” and shall consist of 86,000,000 shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are as set forth below in this Article IV(B).

1. Dividend Provisions. The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $0.175 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series A Preferred Stock, $0.24402 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series B Preferred Stock, $0.3199 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series C Preferred Stock, $0.1568 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series D Preferred Stock, $0.042 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series E Preferred Stock, $0.06621 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series F Preferred Stock and $0.0945 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series G Preferred Stock payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. After payment of such dividends, any additional dividends shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Preferred Stock into Common Stock).

2. Liquidation.

(a) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, any payment or distribution and setting apart for payments or distributions of any of the assets or surplus funds of the Corporation that may be legally distributed to the stockholders of the Corporation shall be made in the order of priority as follows:

(i) The holders of Series G Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the

Corporation to the holders of any Series A Preferred Stock, any Series B Preferred Stock, any Series C Preferred Stock, any Series D Preferred Stock, any Series E Preferred Stock, any Series F Preferred Stock and any Common Stock, by reason of their ownership thereof, in cash, an amount per share equal to $0.675 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series G Preferred Stock then held by them, plus declared but unpaid dividends (the “Series G Liquidation Amount”). If upon a Liquidation the assets of the Corporation are insufficient to permit payment of the Series G Liquidation Amount in full to all holders of Series G Preferred Stock, the assets of the Corporation shall be distributed ratably to the holders of the Series G Preferred Stock in proportion to the preferential amount each such holder would otherwise be entitled to receive.

(ii) After payment or setting aside of the Series G Liquidation Amount in accordance with Section B.2(a)(i) above, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to: (i) $2.50 per share (as adjusted for stock splits, stock dividends, reclassification and the like) (“Series A Purchase Price”) for each share of Series A Preferred Stock then held by them, plus declared but unpaid dividends, (ii) $3.486 per share (as adjusted for stock splits, stock dividends, reclassification and the like) (“Series B Purchase Price”) for each share of Series B Preferred Stock then held by them, plus declared but unpaid dividends, (iii) $4.57 per share (as adjusted for stock splits, stock dividends, reclassification and the like) (“Series C Purchase Price”) for each share of Series C Preferred Stock then held by them, plus declared but unpaid dividends, (iv) $2.24 per share (as adjusted for stock splits, stock dividends, reclassification and the like) (“Series D Purchase Price”) for each share of Series D Preferred Stock then held by them, plus declared but unpaid dividends, (v) $0.60 per share (as adjusted for stock splits, stock dividends, reclassification and the like) (“Series E Purchase Price”) for each share of Series E Preferred Stock then held by them, plus declared but unpaid dividends, (vi) $0.9458 per share (as adjusted for stock splits, stock dividends, reclassification and the like) (“Series F Purchase Price”) for each share of Series F Preferred Stock then held by them, plus declared but unpaid dividends and (vii) $1.35 per share (as adjusted for stock splits, stock dividends, reclassification and the like and including the Series G Liquidation Amount) (“Series G Purchase Price”) for each share of Series G Preferred Stock then held by them, plus declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section B.2(a)(ii).

(b) Participation. Upon the completion of the distribution required by Section 2(a) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock) until the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall have received up to an additional 20% of the Series A Purchase Price, Series B Purchase Price, Series C Purchase Price, Series D Purchase Price, Series E Purchase Price, Series F Purchase Price or Series G Purchase Price, as the case may be, for each year that any shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are outstanding (with amounts for any partial year pro rated based on full months outstanding for such partial year), provided, however, that solely for purposes of this Section 2(b), each share of Series E Preferred Stock shall be deemed to have been outstanding for two (2) years commencing from the date of issuance of each such share of Series E Preferred Stock and each share of Series F Preferred Stock shall be deemed to have been outstanding for two (2) years commencing from the date of issuance of each such share of Series F Preferred Stock; provided further, however, that no holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall receive an additional aggregate amount pursuant to this Section 2(b) greater than the Series A Purchase Price per share of Series A Preferred Stock, the Series B Purchase Price per share of Series B Preferred Stock, the Series C Purchase Price per share of Series C Preferred Stock, the Series D Purchase Price per share of Series D Preferred Stock, the Series E Purchase Price per share of Series E Preferred Stock, the Series F Purchase Price per share of Series F Preferred Stock or, in the case of the Series G Preferred Stock, the Series G Purchase Price per share of Series G Preferred Stock, as the case may be, under this Section 2(b) (it being understood that the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock may, in lieu of receiving distributions under Section 2(a) above and this Section 2(b), elect to convert their shares into Common Stock and receive distributions under Section 2(c) below).

(c) Remaining Assets. Upon the completion of the distribution required by Sections 2(a) and 2(b) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed to the holders of the Common Stock of the Corporation pro rata based on the number of shares of Common Stock held by each.

(d) Certain Acquisitions.

(i) Deemed Liquidation. For purposes of this Section 2, a liquidation, dissolution, or winding up of the Corporation shall be deemed to occur if the Corporation shall sell, convey, or otherwise dispose of all or substantially all of its assets, property or business or merge with or into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or enter into a similar transaction or series of related transactions in which the holders of the Corporation’s outstanding voting stock immediately before such merger, consolidation or transaction or series of related transactions do not, immediately after such merger, consolidation or transaction or series of related transactions, retain stock representing a majority of the voting power of the surviving entity (or its parent entity if the surviving entity is wholly owned by the parent entity) in substantially the same relative percentage held immediately prior to such transaction or series of related transactions, provided that this Section 2(d)(i) shall not apply to a bona fide equity financing in which the Corporation is the surviving corporation.

(ii) Valuation of Consideration. In the event of a deemed liquidation as described in Section 2(d)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate):

(1) If traded on a securities exchange or The Nasdaq Stock Market, the value shall be based on a formula approved in good faith by the Board of Directors and derived from the closing prices of the securities on such exchange or Nasdaq over a specified time period;

(2) If actively traded over-the-counter, the value shall be based on a formula approved in good faith by the Board of Directors and derived from the closing prices of the securities on such exchange or Nasdaq over a specified time period; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 2(d)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(iii) Notice of Transaction. The Corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock written notice of such impending transaction not later than ten (10) days prior to the stockholders’ meeting called to approve such transaction or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. Any written consent circulated shall be deemed to satisfy any notice requirements of the previous sentence. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

(iv) Effect of Noncompliance. In the event the requirements of this Section 2(d) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(d)(iii) hereof.

3. Redemption. The Preferred Stock is not redeemable.

4. Conversion. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Subject to Section 4(c), each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock then outstanding shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) $2.50 in the case of the Series A Preferred Stock, (ii) $3.486 in the case of the Series B Preferred Stock, (iii) $4.57 in the case of the Series C Preferred Stock, (iv) $2.24 in the case of the Series D Preferred Stock, (v) $0.60 in the case of the Series E Preferred Stock, (vi) $0.9458 in the case of the Series F Preferred Stock and (vii) $1.35 in the case of the Series G Preferred Stock by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The Conversion Price per share of Series A Preferred Stock shall be $2.50, the Conversion Price per share of Series B Preferred Stock shall be $3.486, the Conversion Price per share of the Series C Preferred Stock shall be $4.57, the Conversion Price per share of Series D Preferred Stock shall be $2.24, the Conversion Price per share of Series E Preferred Stock shall be $0.60, the Conversion Price per share of Series F Preferred Stock shall be $0.9458 and the Conversion Price per share of Series G Preferred Stock shall be $1.35. Such Conversion Price shall be subject to adjustment as set forth in Section 4(d).

(b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation, which results in aggregate cash proceeds to the Corporation of $30,000,000 (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Preferred Stock.

(c) Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, or an affidavit of lost instrument with appropriate indemnity provisions, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments of Preferred Stock for Certain Splits and Combinations. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Issuance of Additional Stock below Purchase Price . If the Corporation shall issue, on or after the date upon which any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock were first issued (the “Purchase Date”) with respect to such series of Preferred Stock, any Additional Stock (as defined below) without consideration or for a consideration per share less than the applicable Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred, Series F Preferred Stock or Series G Preferred Stock in

effect immediately prior to the issuance of such Additional Stock with respect to such series of Preferred Stock, the applicable Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as applicable, in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i). Notwithstanding the foregoing, there shall be no adjustment to the applicable Conversion Prices of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock in connection with the issuance of any Additional Stock issued after the date of first issuance of the Series E Preferred Stock for a consideration per share equal to or greater than the Series E Conversion Price then in effect.

(A) Adjustment Formula. Whenever the Conversion Price is adjusted pursuant to this Section (4)(d)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such applicable Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock so issued. For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 4(d)(i)(E) below.

(B) Definition of “Additional Stock”. For purposes of this Section 4(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)), by the Corporation on or after the Purchase Date other than:

(1) Common Stock issued pursuant to stock dividends, stock splits or similar transactions, as described in Section 4(d)(ii) hereof;

(2) Shares of Common Stock (or options to purchase shares of Common Stock) issuable or issued to employees, consultants or directors of the Corporation, provided that such issuance is approved by the Board of Directors of the Corporation (or a committee of the Board of Directors), and shares of Common Stock (or options to purchase shares of Common Stock) issuable or issued to employees, consultants or directors of the Corporation pursuant to a stock option plan or restricted stock plan, provided that the stock option plan or restricted stock plan is unanimously approved by the Board of Directors of the Corporation (or a committee of the Board of Directors);

(3) Capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions approved by the Board of Directors of the Corporation;

(4) Shares of Common Stock or Preferred Stock issuable upon exercise of warrants, notes or other rights to acquire securities of the Corporation outstanding as of the date of this Amended and Restated Certificate of Incorporation;

(5) Capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation, including the director elected by the holders of Series A Preferred Stock;

(6) Shares of Common Stock issued or issuable upon conversion of Preferred Stock;

(7) Shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock will be converted to Common Stock;

(8) Capital stock or warrants or options to purchase capital stock issued or issuable to an entity primarily for purposes other than raising capital as an integral component of any business relationship with such entity also involving a material marketing, distribution, product development, supply and/or technology licensing arrangement approved by the Board of Directors of the Corporation, including the director elected by the holders of Series A Preferred Stock;

(9) Capital stock issued in any other transaction in which the Board of Directors unanimously excludes such issuance from the definition of Additional Stock set forth herein, but if and only if such revised definition applies equally to all holders of Preferred Stock; and

(10) Any and all authorized shares of Series E Preferred Stock.

(C) No Fractional Adjustments. No adjustment of the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(D) Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E) Deemed Issuances of Common Stock. In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities or evidences of indebtedness by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(i):

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any unsatisfied conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any unsatisfied conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(E)(1) and 4(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(3) or 4(d)(i)(E)(4).

(F) No Increased Conversion Price. Notwithstanding any other provisions of this Section (4)(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(3) and 4(d)(i)(E)(4), no adjustment of the Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(ii) Stock Splits and Dividends. In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

(iii) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d), then, in each such case for the purpose of this Section 4(e), the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) [Reserved]

(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred

Stock or Series G Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fractional share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors). The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock.

(i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock,

Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

(k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be deemed given if delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the United States mail, as certified or registered mail, postage prepaid, and addressed to each holder of record at such party’s address or fax number appearing on the books of the Corporation.

5. Voting Rights. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall entitle its holder to the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares of Common Stock into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). The holders of the Series A Preferred Stock, voting together as a separate class, shall be entitled to elect one member of the Board of Directors of the Corporation (the “Series A Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, the holders of the Series D Preferred Stock, voting together as a separate class, shall be entitled to elect one member of the Board of Directors of the Corporation (the “Series D Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, the holders of the Common Stock of the Corporation shall be entitled to elect two members of the Board of Directors of the Corporation (the “Common Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and any remaining directors shall be elected by the holders of the Corporation’s Preferred Stock and Common Stock, voting together as a single class (the “Joint Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. Each series or class of stockholders that are entitled to elect a director or directors pursuant to this Section 5 shall also have the right to remove from office such director or directors and to fill any vacancy caused by the resignation, death or removal of such director or directors.

6. Protective Provisions.

(a) Class Vote. So long as at least 18,000,000 shares of Preferred Stock are outstanding (as adjusted for stock splits, stock dividends or recapitalizations), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a class:

(i) effect a transaction described in Section 2(d)(i) above;

(ii) alter or change the rights, preferences or privileges of the Preferred Stock so as to adversely affect such shares;

(iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock;

(iv) authorize or issue, or obligate itself to issue, or reclassify any outstanding security of the Corporation into, any other equity security, including any security (other than Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock) convertible into or exercisable for any equity security, having a preference over, or being on a parity with, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock with respect to voting, dividends, conversion or upon liquidation; or

(v) increase the number of authorized members of the Board of Directors of the Corporation.

(b) Series Vote.

(i) So long as at least 1,500,000 shares of Series A Preferred Stock are outstanding (as adjusted for stock splits, stock dividends or recapitalizations), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting separately as a class: (i) take any action to amend or modify this Amended and Restated Certificate of Incorporation that adversely affects any rights or value of the Series A Preferred Stock in a manner dissimilar to the effect on any other series of Preferred Stock; or (ii) amend this Section 6(b)(i).

(ii) So long as at least 1,500,000 shares of Series B Preferred Stock are outstanding (as adjusted for stock splits, stock dividends or recapitalizations), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B

Preferred Stock, voting separately as a class: (i) take any action to amend or modify this Amended and Restated Certificate of Incorporation that adversely affects any rights or value of the Series B Preferred Stock in a manner dissimilar to the effect on any other series of Preferred Stock; or (ii) amend this Section 6(b)(ii).

(iii) So long as at least 1,500,000 shares of Series C Preferred Stock are outstanding (as adjusted for stock splits, stock dividends or recapitalizations), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting separately as a class: (i) take any action to amend or modify this Amended and Restated Certificate of Incorporation that adversely affects any rights or value of the Series C Preferred Stock in a manner dissimilar to the effect on any other series of Preferred Stock; or (ii) amend this Section 6(b)(iii).

(iv) So long as at least 1,500,000 shares of Series D Preferred Stock are outstanding (as adjusted for stock splits, stock dividends or recapitalizations), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting separately as a class: (i) take any action to amend or modify this Amended and Restated Certificate of Incorporation that adversely affects any rights or value of the Series D Preferred Stock in a manner dissimilar to the effect on any other series of Preferred Stock; or (ii) amend this Section 6(b)(iv).

(v) So long as at least 6,000,000 shares of Series E Preferred Stock are outstanding (as adjusted for stock splits, stock dividends or recapitalizations), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, voting separately as a class: (i) take any action to amend or modify this Amended and Restated Certificate of Incorporation that adversely affects any rights or value of the Series E Preferred Stock in a manner dissimilar to the effect on any other series of Preferred Stock; or (ii) amend this Section 6(b)(v).

(vi) So long as at least 1,500,000 shares of Series F Preferred Stock are outstanding (as adjusted for stock splits, stock dividends or recapitalizations), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock, voting separately as a class: (i) take any action to amend or modify this Amended and Restated Certificate of Incorporation that adversely affects any rights or value of the Series F Preferred Stock in a manner dissimilar to the effect on any other series of Preferred Stock; or (ii) amend this Section 6(b)(vi).

(vii) So long as at least 4,500,000 shares of Series G Preferred Stock are outstanding (as adjusted for stock splits, stock dividends or recapitalizations), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series G Preferred Stock, voting separately as a class: (i) take any action to amend or modify this

Amended and Restated Certificate of Incorporation that adversely affects any rights or value of the Series G Preferred Stock in a manner dissimilar to the effect on any other series of Preferred Stock; or (ii) amend this Section 6(b)(vii).

7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

8. Special Mandatory Conversion. If at any time following the effective time of this Certificate of Incorporation the Corporation offers to sell any shares of, or securities convertible into or exercisable for any shares of, any class of the Corporation’s capital stock (“Shares”) upon the terms and conditions that are approved by the Board of Directors of the Corporation, and the Board of Directors, including either the Series A Director or Series D Director, determines in good faith that the holders of Preferred Stock (each a “Preferred Holder,” and collectively, the “Preferred Holders”) shall have the right to purchase their Preferred Pro Rata Share Amount (as defined below) of a portion of such offering pursuant to this Section 8, provided such portion shall not exceed the aggregate number of Shares offered in such offering (such portion of such offering, a “Qualified Financing”), then

(a) If a Preferred Holder purchases no portion of its Preferred Pro Rata Share Amount (a “Non-Participating Preferred Holder”) at or prior to any closing of a Qualified Financing (a “Qualified Financing Closing”) that occurs at least 60 days after the first delivery of the Notice (as defined below) to such Preferred Holder (such 60 day period, the “Closing Period”), then effective immediately prior to such Qualified Financing Closing, all Preferred Stock held by such Non-Participating Preferred Holder shall automatically convert into such number of fully paid and nonassessable shares of Common Stock as is determined pursuant to Article IV, Section 4 above (the “Special Mandatory Conversion”).

(b) If a Preferred Holder agrees to purchase a portion but not all of its Preferred Pro Rata Share Amount (a “Non-Fully Participating Preferred Holder”) at the Qualified Financing Closing, then effective immediately prior to such Qualified Financing Closing, the Converted Portion (as defined below) of such Non-Fully Participating Preferred Holder’s Preferred Stock shall automatically convert into such number of fully paid and nonassessable shares of Common Stock as is determined pursuant to Article IV, Section 4 above (the “Special Mandatory Conversion”).

(c) As soon as reasonably practicable after the consummation of a Qualified Financing, each Preferred Holder who holds any shares of Preferred Stock converted pursuant to Sections 8(a) or 8(b) shall deliver to the Corporation during regular business hours at the office of any transfer agent of the Corporation for such Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates representing the shares so converted, duly endorsed or assigned in blank or to the Corporation (or an affidavit and indemnity undertaking with respect to lost, stolen or destroyed certificates in a form reasonably acceptable to the Corporation). As promptly thereafter as is practicable, the Corporation shall issue and deliver to such Preferred Holder, at the place designated by such Preferred Holder, a certificate or certificates for the number of full shares of the Common Stock, to which such Preferred Holder is entitled as a result of such Preferred Holder’s conversion of Preferred Stock pursuant to Sections 8(a) or 8(b). Notwithstanding the foregoing, the failure by the Preferred Holder holding any shares of Preferred Stock converted pursuant to Sections 8(a) or 8(b) to deliver to the Corporation the certificate or certificate(s) representing the shares so converted shall not in any way effect the conversion of such Preferred Holder’s shares of Preferred Stock into Common Stock pursuant to Sections 8(a) or 8(b). The person in whose name the certificate for such shares of Common Stock is to be issued shall be deemed to have become a stockholder of such shares of Common Stock on the effective date of the Mandatory Conversion of the Preferred Stock.

(d) For purposes of this Section 8, all shares of Preferred Stock held or acquired by Preferred Holders and their Affiliates (as defined below) shall be aggregated together for the purpose of determining such parties’ Preferred Pro Rata Amounts and the allocation of the Converted Portion amongst such parties, such that if a Preferred Holder, together with any of its Affiliates, purchases the sum of the Preferred Pro Rata Share Amount of such Preferred Holder and any such Affiliates, then none of the shares of Preferred Stock held by such Preferred Holder or such Preferred Holder’s Affiliates shall be converted into Common Stock pursuant to Sections 8(a) or 8(b).

(e) Definitions (for purposes of this Section 8):

(i) “Affiliate” is defined as (A) an affiliated fund or entity of a holder of capital stock of the Corporation, which means a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, (B) a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a holder of capital stock of the Corporation, (C) an entity controlling, controlled by or under common control of a holder of capital stock of the Corporation, (D) a holder of capital stock’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a holder’s “Immediate Family Member”, which term shall include legal adoptive relationships), (E) a trust for the benefit of an individual holder or such holder’s Immediate Family Member, or (F) a fund or entity whose members, partners, limited partners or stockholders are all holders of capital stock of the Corporation or Affiliates thereof.

(ii) “Converted Portion” is defined as, with respect to a Preferred Holder as of immediately prior to a Qualified Financing Closing, the product obtained by multiplying (1) the number of shares of outstanding Preferred Stock of the Corporation held by such Preferred Holder times (2) the quotient obtained by dividing (X) the difference obtained by subtracting (xx) the Preferred Holder’s Preferred Pro Rata Share Amount minus (yy) the number of securities the Preferred Holder elects to purchase in the Qualified Financing Closing by (Y) the Preferred Holder’s Preferred Pro Rata Share Amount. The Converted Portion shall be allocated across such Preferred Holder’s Series A Preferred Stock, Series B Preferred Stock,

Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, with such Preferred Holder’s shares being converted in that order to such extent as required by this Section 8, provided, however, any Preferred Holder may elect, upon written notice provided to the Corporation prior to the Qualified Financing Closing, to convert its shares in an order different than that provided in this Section 8(e)(ii).

(iii) “Preferred Pro Rata Share Amount” is defined as, with respect to a Preferred Holder as of immediately prior to a Qualified Financing Closing, the Qualified Financing Allocated Amount (as defined below) of a Qualified Financing.

(iv) “Qualified Financing Allocated Amount” is defined as, with respect to a Preferred Holder as of immediately prior to a Qualified Financing Closing, the number of shares obtained by dividing (1) the product obtained by multiplying (X) the aggregate dollar value of the Shares to be offered in the Qualified Financing times (Y) the quotient obtained by dividing (xx) the total number of outstanding shares of Preferred Stock (on an as converted basis) issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Preferred Holder and its Affiliates as of immediately prior to such Qualified Financing Closing by (yy) the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible or exercisable securities) by (2) the price per share of the Shares offered in the Qualified Financing.

(v) “Notice” shall mean written notice delivered by certified mail to the address of record on the books of the Corporation for the Preferred Holders from the Corporation stating (i) the Corporation’s bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Shares and (iv) the closing date or dates that such Shares are to be offered.

(f) Notwithstanding the foregoing, the holders of shares of Series F Preferred Stock shall not be subject to the provisions of this Article IV, Section (B), Subsection 8 for any Qualified Financing that occurs on or prior to February 15, 2006.

(C) Common Stock.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

3. Redemption. The Common Stock is not redeemable.

4. Voting Rights. Each holder of Common Stock shall have the right to one vote per share of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

(A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.”

*     *     *

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

Executed at Sunnyvale, California, on June 30, 2006.

/s/ Jagdeep Singh
Jagdeep Singh, President

/s/ Michael O. McCarthy
Michael O. McCarthy, Secretary